Exhibit 99.1

Connecture Reports Financial Results for Third Quarter 2015

Record Third Quarter Revenue

Names Jeff Surges New Chief Executive Officer

BROOKFIELD, Wis. — November 12, 2015 — Connecture, Inc. (Nasdaq: CNXR), a provider of web-based information systems used to create health insurance marketplaces, today announced financial results for the quarter ended September 30, 2015.

“We are pleased to report another strong quarter, highlighted by revenue growth that was driven by a strong level of upsell activity among our base of health plan customers as they prepared for the annual open enrollment period. The quarter was also strong overall from a bookings perspective, highlighted by the addition of nine new customers,” remarked Doug Schneider, CEO of Connecture. “In addition, we recently concluded a successful selling season, which demonstrates how our technology helps consumers optimize their health insurance choices, and positions us well going forward.”

“As we announced this afternoon, I am very pleased to report that Jeff Surges will be joining Connecture as Chief Executive Officer effective November 17, 2015 and as a member of the board of directors. Jeff has immense experience with hospital and health systems, as well as in the benefits administration and wellness platform space,” said David A. Jones, Jr., Chairman of the Connecture Board of Directors. “I am also pleased to announce that Doug will continue with Connecture as President and Chief Product Officer and as a member of the board of directors and will work closely with Jeff and other company leadership to establish strategies to better serve customers and realize growth opportunities.”

“I welcome the opportunity to work alongside Jeff in my new role as Connecture’s President and Chief Product Officer helping to drive the innovations that will lead our marketplace and grow our business,” said Schneider. “Jeff brings the right mix of healthcare information technology entrepreneurship, public company CEO experience and strong leadership qualities to our company, our customers and our employees.”

Please see the separate press release issued today announcing Jeff’s appointment.

Third Quarter 2015 Financial Results

•	Total revenue was $22.7 million, reflecting an increase of 5.4% compared to $21.5 million in the third quarter of 2014. Excluding the impact of $6.1 million of revenue included in the third quarter of 2014 results related to the terminated Maryland State Exchange contract, third quarter of 2015 revenue increased 47% compared to the same period last year.

•	Adjusted gross margin was $11.4 million, or 50.1% of total revenue, reflecting an increase of 17.9% compared to $9.6 million, or 44.8% of total revenue, in the third quarter of 2014. Excluding the impact of the previously noted terminated Maryland State Exchange contract on the third quarter of 2014 results, adjusted gross margin improved from $4.6 million, or 29.7% of revenue, in the same period last year. Notably, the Company’s adjusted gross margin levels continue to expand as software revenue continues to grow as a percentage of overall revenue.

•	Operating loss was ($0.9) million, narrowing from an operating loss of ($1.4) million in the third quarter of 2014.

•	Net loss was ($2.3) million, compared to net loss of ($2.9) million in the third quarter of 2014.

•	Adjusted EBITDA was $1.8 million, compared to Adjusted EBITDA of $0.3 million in the third quarter of 2014.

•	Cash and cash equivalents at September 30, 2015 totaled $7.4 million, compared to $10.0 million at June 30, 2015. Total liquidity was $16.9 million at September 30, 2015, inclusive of $9.5 million of our unused revolving credit facility.

•	Cash used in operations for the three months ended September 30, 2015 was $1.6 million, compared to cash generated from operations of $0.6 million for the same period last year. The year-over-year change was largely driven by an increase in working capital at September 30, 2015 compared to the same period last year and the timing of collections on outstanding accounts receivable.

Recent Business Highlights

•	Notable customers added in the third quarter of 2015 include USAA; Anthem; Towers; Meridian Health Plan, a physician owned and operated health plan in the Midwest; and additional new Blue Cross and Blue Shield plans via the retiree exchange relationship with the Blue Cross and Blue Shield Association.

•	In addition, during the third quarter of 2015, relationships were expanded with many existing customers across the business, including Aetna, Independence Blue Cross, HealthNet, Tufts and Tranzact Insurance Solutions.

•	From a contracted backlog perspective, the third quarter of 2015 was highlighted by 37% growth in the contracted backlog balance for our Private Exchange and Medicare segments from June 30, 2015 levels, on the momentum of a very strong selling season. Total contracted backlog at September 30, 2015 was $82.9 million, down slightly from $85.5 million at June 30, 2015. This sequential decrease was primarily due to the previously disclosed reduction in support services associated with the District of Columbia State Exchange.

•	In September and November 2015 we executed amendments on both our senior and subordinated debt facilities, which among other things will reduce our annual interest expense by up to $0.5 million starting in the fourth quarter of 2015.

Business Outlook

Connecture is providing guidance for fourth quarter 2015 and narrowing the range for full year 2015 guidance as indicated below:

Fourth quarter 2015

•	Total revenue is expected to be in the range of $29.3 million to $31.3 million.

•	Adjusted EBITDA is expected to be in the range of $9.8 million to $10.8 million.

•	Net income per share is expected to be in the range of $0.25 to $0.30 per share, based on an estimated diluted weighted-average common share count of 23.0 million, and includes estimated non-cash stock compensation expense of $1.4 million, or $0.06 per diluted share.

Full year 2015

•	Total revenue is expected to be in the range of $96.0 million to $98.0 million.

•	Adjusted EBITDA is expected to be in the range of $9.5 million to $10.5 million.

•	Net loss per share is expected to be in the range of ($0.22) to ($0.27), based on an estimated basic and diluted weighted-average common share count of 22.0 million, and includes non-cash stock compensation expense of $4.8 million, or $0.22 per basic and diluted share.

Conference Call

Connecture’s management will host a conference call at 5:00 p.m. EDT on Thursday, November 12, 2015, to discuss the third quarter 2015 results. The conference call will be accessible by dialing 877-930-8068 (U.S.) or 253-336-8043 (international) and referencing conference ID 60869055. A live webcast of the conference call will also be available on the investor relations section of the company’s website at investors.connecture.com.

Use of Non-GAAP Measures

To provide additional information regarding Connecture’s financial results, Connecture has disclosed in this press release adjusted gross margin and adjusted EBITDA margin, each a non-GAAP financial measure. Connecture defines adjusted gross margin as gross margin before depreciation and amortization expense, as well as stock-based compensation expense. Connecture defines adjusted EBITDA as net income (loss) before net interest, other expense, taxes, depreciation and amortization expense, adjusted to eliminate stock-based compensation and non-cash changes in fair value of contingent consideration and impairments of goodwill, intangible and long-lived assets, if any.

Connecture has included adjusted gross margin and adjusted EBITDA as supplemental financial measures in this press release because they are key measures used by its management and board of directors to understand and evaluate its core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans, and because management believes that they provide useful information in understanding and evaluating Connecture’s operating results. However, use of adjusted gross margin and adjusted EBITDA as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of Connecture’s financial results as reported under GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in the accompanying tables.

About Connecture

Connecture (Nasdaq: CNXR) is a leading web-based consumer shopping, enrollment and retention platform for health insurance distribution. Connecture offers a personalized health insurance shopping experience that recommends the best fit insurance plan based on an individual’s preferences, health status, preferred providers, medications and expected out-of-pocket costs. Connecture’s customers are health insurance marketplace operators such as health plans, brokers and exchange operators, who must distribute health insurance in a cost-effective manner to a growing number of insured consumers. Connecture’s solutions automate key functions in the health insurance distribution process, allowing its customers to price and present plan options accurately to consumers and efficiently enroll, renew and manage plan members.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Connecture’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,”

“plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about management’s estimates regarding future market growth, revenues and financial performance and other statements about management’s beliefs, intentions or goals. Connecture may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and you should not place undue reliance on Connecture’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to (1) Connecture’s ability to manage its growth, including accurately planning and forecasting its financial results and hiring, retaining and motivating employees; (2) the competitive environment for Connecture’s business and the market for Connecture’s solutions; (3) Connecture’s ability to maintain historical contract terms; (4) Connecture’s ability to operate its proprietary software, transition to new platforms and provide innovative and high quality products and services; (5) errors, interruptions or delays in Connecture’s services; (6) breaches of Connecture’s security measures; (7) Connecture’s ability to comply with regulatory requirements; (8) technological and regulatory developments; (9) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (10) the impact and integration of future acquisitions; and (11) other risks and potential factors that could affect Connecture’s business and financial results identified in Connecture’s filings with the Securities and Exchange Commission (the “SEC”), including Connecture’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q. The forward-looking statements contained in this press release reflect Connecture’s current views with respect to future events, and Connecture assumes no obligation to update or revise any forward-looking statements except as required by applicable law.

Investor Contact:

Peter Vozzo

Westwicke Partners, LLC.

peter.vozzo@westwicke.com

Phone: 443-213-0500

Media Contact:

Carolyn Edwards

ReviveHealth

ce@thinkrevivehealth.com

Phone: (615)-760-3681

Source: Connecture

Connecture, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue	$22,667	$21,503	$66,708	$56,754
Cost of revenue (1)	12,598	12,842	37,938	38,196

Gross margin	10,069	8,661	28,770	18,558

Operating expenses:
Research and development (1)	5,274	4,993	17,858	13,678
Sales and marketing (1)	2,329	2,073	7,514	5,782
General and administrative (1)	3,360	2,960	10,823	9,311

Total operating expenses	10,963	10,026	36,195	28,771

Loss from operations	(894)	(1,365)	(7,425)	(10,213)

Other expenses:
Interest expense	1,438	1,846	4,275	4,232
Other (income) expense, net	(1)	(283)	8	543

Loss before Income taxes	(2,331)	(2,928)	(11,708)	(14,988)

Income tax benefit (expense)	23	55	42	44

Net loss	($2,308)	($2,873)	($11,666)	($14,944)

Comprehensive loss	($2,308)	($2,873)	($11,666)	($14,944)

Net loss per common share:
Basic	($0.11)	($21.06)	($0.54)	($97.17)

Diluted	($0.11)	($21.06)	($0.54)	($97.17)

Weighted-average common shares outstanding:
Basic	21,879,414	184,051	21,764,869	184,051

Diluted	21,879,414	184,051	21,764,869	184,051

(1) Cost of revenue and operating expenses include following stock-based compensation expense:

Cost of revenue	$314	$31	$738	$92
Research and development	358	20	900	60
Sales and marketing	185	8	373	25
General and administrative	575	307	1,307	896

Connecture, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of September 30, 2015	As of December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$7,416	$28,252
Accounts receivable - net of allowances	14,039	12,128
Prepaid expenses and other current assets	1,271	1,557

Total current assets	22,726	41,937
Property and equipment, net	2,360	1,892
Goodwill	26,779	26,779
Other intangibles, net	12,468	15,350
Deferred implementation costs	25,204	24,552
Other assets	1,550	1,834

Total assets	$91,087	$112,344

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$7,429	$5,737
Accrued payroll and related liabilities	5,471	3,880
Other liabilities	3,199	4,373
Current maturities of debt	1,467	4,479
Deferred revenue	39,470	42,578

Total current liabilities	57,036	61,047
Deferred revenue	22,733	31,159
Long-term debt	47,851	48,581
Other long-term liabilities	307	398

Total liabilities	127,927	141,185

Total stockholders’ deficit	(36,840)	(28,841)

Total liabilities and stockholders’ deficit	$91,087	$112,344

Connecture, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net loss	($11,666)	($14,944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,797	3,841
Stock-based compensation expense	3,318	1,073
Other	788	1,482
Changes in operating assets and liabilities:
Accounts receivable	(1,956)	8,110
Prepaid expenses and other assets	299	(166)
Deferred implementation costs	(652)	(4,085)
Accounts payable	2,211	(1,248)
Accrued expenses and other liabilities	586	(2,544)
Deferred revenue	(11,534)	(6,994)

Net cash used in operating activities	(14,809)	(15,475)

Cash flows from investing activities:
Purchase of property and equipment	(1,177)	(732)

Net cash used in financing activities	(1,177)	(732)

Cash flows from financing activities:
Net (repayments) borrowings of debt	(4,084)	17,593
Other	(766)	(3,308)

Net cash (used in) provided by financing activities	(4,850)	14,285

Net decrease in cash and cash equivalents	(20,836)	(1,922)
Cash and cash equivalents - beginning of period	28,252	2,277

Cash and cash equivalents - end of period	$7,416	$355

Connecture, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation from Gross Margin to Adjusted Gross Margin:
Gross margin	$10,069	$8,661	$28,770	$18,558
Depreciation and amortization	972	939	2,872	2,928
Stock-based compensation expense	314	31	738	92

Adjusted gross margin	$11,355	$9,631	$32,380	$21,578

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	($2,308)	($2,873)	($11,666)	($14,944)
Depreciation and amortization	1,247	1,287	3,797	3,841
Interest expense	1,438	1,846	4,275	4,232
Other expense	(1)	(283)	8	543
Income taxes	(23)	(55)	(42)	(44)
Stock-based compensation expense	1,432	366	3,318	1,073

Total net adjustments	$4,093	$3,161	11,356	9,645

Adjusted EBITDA	$1,785	$288	($310)	($5,299)